As filed with the Securities and Exchange Commission on March 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISK ANALYTICS, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2994223
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Kenneth E. Thompson

Executive Vice President, General

Counsel and Corporate Secretary

Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, NJ 07310-1686

(201) 469-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard J. Sandler

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Certain subsidiaries of Verisk Analytics, Inc. are also registrants and are identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Verisk Analytics, Inc.:
Class A Common Stock
Preferred Stock
Debt Securities
Rights to purchase Class A Common Stock
Warrants to purchase Debt Securities
Units
Certain subsidiaries of Verisk Analytics, Inc. identified on the following page
Guarantees of Debt Securities(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Insurance Services Office, Inc.	Delaware	7374	13-3131412
Xactware Solutions, Inc.	Delaware	7374	13-3189711
ISO Services, Inc.	Delaware	7374	13-3973142
ISO Claims Services, Inc.	Delaware	7374	13-4160667
AIR Worldwide Corporation	Delaware	7374	33-1004254
Verisk Health, Inc.	Delaware	7374	56-2059380

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686, Tel. (201) 469-2000.

PROSPECTUS

VERISK ANALYTICS, INC.

Class A Common Stock

Preferred Stock

Debt Securities

Rights to Purchase Class A Common Stock

Warrants to Purchase Debt Securities

Units

INSURANCE SERVICES OFFICE, INC.

XACTWARE SOLUTIONS, INC.

ISO SERVICES, INC.

ISO CLAIMS SERVICES, INC.

AIR WORLDWIDE CORPORATION

VERISK HEALTH, INC.

Guarantees of Debt Securities

Verisk Analytics, Inc. and/or its selling stockholders, as applicable, may offer from time to time Class A common stock, preferred stock, debt securities, rights to purchase Class A common stock, warrants to purchase debt securities and units consisting of any of the foregoing securities. Selling stockholders of Verisk Analytics, Inc. may offer from time to time Class A common stock. This prospectus also relates to guarantees of debt securities by any of the subsidiaries identified in this prospectus.

This prospectus will allow us to issue securities over time. Each of the securities registered hereby will be issued on terms to be determined at the time of the offering of such securities.

We will provide a prospectus supplement each time we and/or any selling stockholders sell securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our Class A common stock is listed for trading on the NASDAQ Global Select Market under the symbol “VRSK.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of our annual report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and “Risk Factors” in any prospectus supplement.

We and/or our selling stockholders, as applicable, may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2014.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “we,” “us,” and “our” refer to Verisk Analytics, Inc. and its consolidated subsidiaries. We use the term “Verisk” to refer specifically to Verisk Analytics, Inc. as the public reporting company.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED (“RSA 421-B”), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

VERISK ANALYTICS, INC.

Verisk Analytics, Inc., through its subsidiaries, is one of the largest aggregators and providers of data pertaining to United States, or U.S., property and casualty, or P&C, insurance risks and offers solutions for detecting fraud in the U.S. P&C insurance, financial services and healthcare industries, and sophisticated methods to predict and quantify loss in diverse contexts ranging from natural catastrophes to supply chain to health insurance.

Verisk was incorporated under the laws of Delaware in 2008 and became a publicly reporting company after its initial public offering in October 2009.

THE SUBSIDIARY REGISTRANTS

Verisk is a holding company and its most significant assets are the stock interests of its subsidiaries. The following subsidiaries, each of which is a 100% owned direct or indirect subsidiary of Verisk, may guarantee debt securities of Verisk:

•	Insurance Services Office, Inc.

•	Xactware Solutions, Inc.

•	ISO Services, Inc.

•	ISO Claims Services, Inc.

•	AIR Worldwide Corporation

•	Verisk Health, Inc.

If so provided in a prospectus supplement or term sheet, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain customary limitations.

Our principal executive offices are located at 545 Washington Boulevard, Jersey City, New Jersey, 07310-1686 and our telephone number is (201) 469-2000. We maintain a website at www.verisk.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we and/or our selling stockholders, as applicable, may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or any selling stockholders may offer. Each time we and/or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Verisk files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that Verisk files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information Verisk files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Verisk files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

(a) Verisk’s Annual Report on Form 10-K for the year ended December 31, 2013; and

(b) Verisk’s Current Report on Form 8-K filed on January 14, 2014 (other than Item 7.01).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686, Attention: Investor Relations (telephone: (201) 469-2142). The incorporated materials may also be found on the Investor Relations portion of our website at investor.verisk.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

We have made or incorporated by reference statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus or the documents incorporated by reference herein that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” beginning on page 15 of Verisk’s annual report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and the “Risk Factors” included in any prospectus supplement. You should specifically consider the numerous risks outlined under “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include repayments of outstanding debt, and for business acquisitions or investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes with applicable adjustments. Fixed charges consist of interest and our estimate of an appropriate portion of rental expenses representative of the interest factor.

For the Fiscal Years Ended
December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
6.4x	6.3x	6.9x	8.2x	5.8x

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,200,000,000 shares of Class A common stock, par value $0.001 per share, 800,000,000 shares of Class B common stock, par value $0.001 per share, sub-divided into the following two series of Class B common stock: (1) 400,000,000 shares of Class B (Series 1) common stock and (2) 400,000,000 shares of Class B (Series 2) common stock, and 80,000,000 shares of preferred stock, par value $0.001 per share.

The Class B-1 shares converted to Class A common stock on April 6, 2011 and the Class B-2 shares converted to Class A common stock on October 6, 2011. As of the date of this prospectus, our outstanding stock consists only of Class A common stock. We will not issue any additional Class B common stock.

The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Please refer to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are incorporated by reference as exhibits to our registration statement, and applicable law.

Common Stock

Voting Rights

Holders of our common stock have the sole right and power to vote on all matters on which a vote of stockholders is to be taken, except as provided by statute or resolution of our board of directors in connection with the issuance of preferred stock in accordance with our Amended and Restated Certificate of Incorporation.

The amendment of certain of the provisions in our amended and restated certificate of incorporation requires the affirmative vote of at least two-thirds of the votes cast thereon by the outstanding shares of the Class A common stock. These provisions include certain of the limitations described below under “— Dividend Rights”, “— Liquidation Rights”, “— Beneficial Ownership Limitations” and “Anti-Takeover Effects of Delaware Law — Staggered Boards.”

Dividend Rights

Holders of our Class A common stock will share equally (on a per share basis) in any dividend declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation Rights

Upon liquidation, dissolution or winding up, holders of our Class A common stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Beneficial Ownership Limitations

Our amended and restated certificate of incorporation prohibits any insurance company from beneficially owning more than ten percent of the aggregate outstanding shares of our common stock. If any transfer is purportedly effected which, if effected, would result in a violation of this limitation, the intended transferee will acquire no rights in respect of the shares in excess of this limitation, and the purported transfer of such number of excess shares will be null and void. In this context an insurance company means any insurance company whose primary activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies or any other entity controlling, controlled by or under common ownership, management or control with such insurer or reinsurer.

Preferred Stock

The board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any of the preferred stock.

Anti-Takeover Effects of Delaware Law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Advance Notice of Proposals and Nominations

Our bylaws establish advance notice procedures with regard to stockholders’ proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of its stockholders. These procedures provide that notice of such stockholders’ proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Limits on Written Consents

Our amended and restated certificate of incorporation prohibits stockholder action by written consent.

Limits on Special Meetings

Our amended and restated certificate of incorporation and bylaws provide that special meetings of the stockholders may be called by our board of directors, the chairman of the board, the Chief Executive Officer, the President or our Secretary.

Staggered Boards

Our board of directors is divided into three classes serving staggered terms. The number of directors will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation.

Our board of directors currently consists of twelve directors, and each director is elected for a three-year term by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of the directors. Vacancies on our board of directors will be filled by a majority of the remaining directors.

Listing

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “VRSK.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Class A common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

The following description of the terms of the debt securities provides certain general terms and provisions of the debt securities and any related guarantees to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the debt securities offered and the extent, if any, to which the general provisions apply to the debt securities.

Verisk Analytics, Inc. (“Verisk” or the “Issuer”) may issue senior debt securities under the Indenture dated as of April 6, 2011 (as amended and supplemented in respect of the applicable series of debt securities thereunder, the “Senior Notes Indenture”) between Verisk, as issuer, guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (as trustee under the Senior Notes Indenture and the Subordinated Notes Indenture (as defined below), the “Trustee”). As of the date of this prospectus, Verisk has issued $450,000,000 aggregate principal amount of its 5.800% Senior Notes due 2021 (the “2021 Senior Notes”), $250,000,000 aggregate principal amount of its 4.875% Senior Notes due 2019 (the “2019 Senior Notes”) and $350,000,000 aggregate principal amount of its 4.125% Senior Notes due 2022 (the “2022 Senior Notes” and together with the 2021 Senior Notes and 2019 Senior Notes, the “Existing Notes”) under the Senior Notes Indenture, and Verisk may re-open any of these series and/or issue additional series of notes under the Senior Notes Indenture from time to time. In addition, Verisk may issue subordinated debt securities under an indenture to be entered into between Verisk, as issuer, any of the wholly-owned subsidiaries of Verisk named below, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Subordinated Notes Indenture” and together with the Senior Notes Indenture, the “Indentures” and each an “Indenture”).

The Senior Notes Indenture (including the supplemental indentures for the Existing Notes) and form of the Subordinated Notes Indenture are incorporated by reference as exhibits to the registration statement to which this prospectus relates. The following summary of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures. Numerical references in parentheses below are to sections in the relevant Indenture.

General

The following description describes debt securities we may issue from time to time under this prospectus. Modifications to these terms and/or additional terms will be provided in the applicable prospectus supplement. The debt securities will be unsecured general obligations of the Issuer and will constitute either senior or subordinated debt of the Issuer. Each Indenture provides that debt securities may be issued from time to time in one or more series. The Issuer may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of the Issuer duly authorized by the Board of Directors for this purpose. The Indentures do not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with their terms or that may otherwise be issued by the Issuer or any of its subsidiaries.

You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:

•	the designation of the series of debt securities;

•	whether the debt securities are entitled to the benefit of any guarantee by any Guarantor (as defined below);

•	the classification of the debt securities as senior or subordinated debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	any limit upon the aggregate principal amount of the series of debt securities that may be authenticated and delivered under the Indenture and any limitation on the Issuer’s ability to increase such aggregate principal amount after the initial issuance of the series of debt securities;

•	the issue price of the debt securities;

•	the date or dates on which the principal of the series of debt securities is payable (which date or dates may be fixed or extendible);

•	the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•	the place or places where the principal of and any interest on the series of debt securities shall be payable;

•	the Issuer’s right, if any, to redeem debt securities of the series, in whole or in part, at the Issuer’s option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

•	the Issuer’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the debt securities of the series shall be payable;

•	whether the debt securities of the series will be issued in registered or bearer form (with or without coupons), or any combination of the foregoing;

•	whether the debt securities of the series may be exchangeable for and/or convertible into common stock or any other security;

•	whether and under what circumstances the Issuer will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any taxes;

•	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series);

•	any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the debt securities of the series;

•	provisions, if any, for the defeasance of the debt securities of the series (including provisions permitting defeasance of less than all debt securities of the series);

•	if the debt securities of the series are issuable in whole or in part in global form, the identity of the depositary or common depositary for such debt securities in global form;

•	any other Events of Default or covenants with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the Indenture).

If the Issuer issues Original Issue Discount Securities, we will also describe in the applicable prospectus supplement the U.S. federal income tax consequences and other special considerations applicable to those securities.

Senior Debt

Verisk may issue under the Senior Debt Indenture additional debt securities that will constitute part of the senior debt of Verisk. These senior debt securities will rank equally and pari passu with all other unsecured and unsubordinated debt of Verisk.

Subordinated Debt

Verisk may issue under the Subordinated Debt Indenture the debt securities that will constitute part of the subordinated debt of Verisk. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all senior indebtedness of Verisk. The Subordinated Debt Indenture defines “senior indebtedness” to include principal of and interest on all of our debt but does not include nonrecourse obligations, the subordinated debt securities, any other obligations specifically designated as being subordinate in right of payment to senior indebtedness or any of our redeemable stock.

In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•	any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of ours; or

•	a default having occurred for any payment with respect to any senior indebtedness, and such an event of default shall not have been cured or waived or shall not have ceased to exist.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Guarantees

If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the full and unconditional guarantees (subject to certain customary limitations), jointly and severally, from any of the following 100% owned subsidiaries of Verisk (the “Guarantors”):

•	Insurance Services Office, Inc.

•	Xactware Solutions, Inc.

•	ISO Services, Inc.

•	ISO Claims Services, Inc.

•	AIR Worldwide Corporation

•	Verisk Health, Inc.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the Indentures.

Under the Indenture, guarantees will be released upon (a) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or another Guarantor or a Person who, prior to such sale or other disposition, is an affiliate of the Issuer or a Guarantor), or (b) defeasance or discharge of the debt securities, as described below.

Under the Indenture, if any subsidiary of the Issuer shall become a guarantor under our revolving credit facility or any amendment, refinancing or replacement thereof, the Issuer shall promptly cause such subsidiary to become a Guarantor by causing such subsidiary to execute and deliver a supplemental indenture to the Trustee in accordance with the provisions of the Indenture, which such supplemental indenture shall evidence the guarantee of such additional Guarantor. In addition, the supplemental indentures for each series of Existing Notes provides that the guarantees for such Existing Notes shall also be released at such time the Guarantor shall cease to guarantee any of the indebtedness under our credit agreement.

Consolidation, Merger or Sale of Assets

Unless otherwise provided in a prospectus supplement, neither the Issuer nor any Guarantor may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions), unless:

(a) (i) the Issuer or such Guarantor, as the case may be, shall be the continuing Person or (ii) the Person (if other than the Issuer or such Guarantor, as the case may be), formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or to which the Issuer’s properties and assets or the properties and assets of such Guarantor, as the case may be, shall be sold, conveyed, transferred or leased shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Issuer’s obligations or the obligations of such Guarantor, as the case may be, on all of the debt securities or guarantees of debt securities, as the case may be, and under the Indenture;

(b) immediately after giving effect to the transaction referred to in clause (a), no Default shall have occurred and be continuing; and

(c) the Issuer or such Guarantor, as the case may be, shall have delivered to the Trustee (A) an opinion of counsel stating that such consolidation, merger or sale, conveyance, transfer or lease and such supplemental indenture (if any) complies with the relevant provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Issuer or such Guarantor, as the case may be, and any such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer’s property and assets or the property and assets of a Guarantor, as the case may be, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer’s or such Guarantor’s, as the case may be, under the Indenture with the same effect as if such successor Person had been named in the Issuer’s place or the Guarantor’s place, as the case may be, in the Indenture and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture, the debt securities and the guarantees of debt securities, as applicable.

Events of Default

Unless otherwise provided in a prospectus supplement, each of the following is an “Event of Default” under the Indentures, together with any other Event of Default established with respect to the debt securities of any series as provided in the applicable prospectus supplement:

•	the Issuer defaults in the payment of the principal of any debt security of such series when due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

•	the Issuer defaults in the payment of interest on any debt security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

•	the Issuer or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Issuer or such Guarantor, as applicable, in the Indenture with respect to any debt security of any series or any guarantee of debt securities, as applicable, and such default or breach continues for a period of 90 days after written notice is given to the Issuer or the relevant Guarantor, as applicable, by the Trustee or to the Issuer or the relevant Guarantor, as applicable, and the Trustee by the holders of 25% or more in aggregate principal amount of the debt securities of each series affected thereby (acting as a separate class) specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” as defined in the Indenture;

•	the occurrence of various events of bankruptcy, insolvency or reorganization involving the Issuer as provided in the Indenture; and

•	any guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the applicable Guarantor denies or disaffirms its obligations under the Indenture or guarantee.

No Event of Default with respect to a single series of debt securities issued under the Indenture specific to such series shall constitute an Event of Default with respect to any other series of securities unless otherwise provided in this Indenture or any supplemental indenture, officers’ certificate or board resolution with respect to any other series of debt securities.

If an Event of Default other than as described in the fourth bullet above with respect to the debt securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of any such series then outstanding under the Indenture by notice in writing to the Issuer (and to the Trustee if given by holders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in the fourth bullet above occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the debt securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any holder or the Trustee, to the full extent permitted by applicable law.

The foregoing two paragraphs, however, are subject to the condition that if, at any time after the principal (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the debt securities of any series (or of all the debt securities, as the case may be) shall have been so declared or become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of each such series (or of all the debt securities, as the case may be) and the principal of any and all debt securities of each such series (or of all the debt securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the debt securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under the Indenture, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of debt securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of all the then outstanding debt securities of all such series that have been accelerated (voting as a single class), by written notice to the Issuer and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the debt securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

No holder of any debt security of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the debt securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series; (b) the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (c) such holder or holders have offered to the Trustee indemnity satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the Trustee a direction that is inconsistent with such written request. In addition, a holder may not use the Indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder. However, these limitations do not apply to impair or affect the right of any holder of a debt security to receive payment of principal of or interest, if any, on such holder’s debt security on or after the respective due dates expressed on such debt security, or to bring suit for the enforcement of any such payment on or after such respective dates.

If an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Subject to the right of the Trustee to receive indemnity satisfactory to it, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series by the Indenture.

The Trustee will, within 90 days after any default occurs, be required to give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The Issuer is required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Indentures within 120 days after the end of each fiscal year.

Modification and Waiver

The Issuer and the Trustee may amend or supplement an Indenture or the debt securities of any series without notice to or the consent of any holder in order to:

•	cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the holders;

•	comply with the provisions set forth above under the caption “— Consolidation, Merger or Sale of Assets”;

•	comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of the Indenture;

•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by Indenture;

•	provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose;

•	add any additional guarantors on the terms described above; and

•	make any change that does not materially and adversely affect the rights of any holder.

Subject to the terms of the Indenture, without prior notice to any holders, the Issuer and the Trustee may amend the Indenture and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of each series affected thereby by written notice to the Trustee may waive future compliance by the Issuer with any provision of the Indenture or the debt securities of such series.

However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security or the times at which it may be redeemed or repurchased;

•	reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount);

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•	make any changes that would affect the ranking for the debt securities in a manner adverse to the holders thereof;

•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the debt securities of the relevant series;

•	reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture;

•	release any Guarantor from its guarantee of a debt security, except for terminations of guarantees of debt securities as described above; and

•	make any changes to this paragraph.

Denominations, Exchange, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued as registered securities, in global or certificated form and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “Forms of Securities” below. Any debt securities the Issuer issues in bearer form will have coupons attached.

Registered debt securities of any series will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by the Issuer for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.

Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose and upon payment of any tax or other governmental charges that may be required in connection with any exchange or registration of transfer of such debt security, the Issuer will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. The Issuer may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

The Issuer is not required (i) to issue, authenticate, register the transfer of or exchange debt securities of any series during a period of 15 days before the mailing of a notice of redemption of such debt securities for redemption or (ii) to register the transfer of or exchange any debt security so selected for redemption in whole or in part.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge

The Issuer may terminate its obligations under the Indenture with respect to any series of debt securities when:

(a) the Issuer has paid or caused to be paid the principal of and interest on all the debt securities of any series outstanding under the Indenture (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable, or

(b) the Issuer has delivered to the Trustee for cancellation all debt securities of any series theretofore authenticated (other than any debt securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the Indenture), or

(c) all the debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities.

In any such case, the Issuer will also:

(a) pay or cause to be paid all other sums payable under the Indenture by the Issuer with respect to debt securities of such series,

(b) deliver to the Trustee an officers’ certificate and an opinion of counsel.

In no event shall the rights of holders of debt securities to receive amounts in respect of principal of and interest on the debt securities held by them be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the debt securities are listed.

Legal Defeasance

The Issuer may also elect to have its obligations under the Indenture discharged with respect to the outstanding debt securities of any series. The Issuer shall be deemed to have paid and shall be discharged from any and all obligations in respect of the debt securities of any series, on the 123rd day after the deposit referred to in clause (i) below has been made, and the provisions of the Indenture shall no longer be in effect with respect to the debt securities of such series (and the Trustee, at the Issuer’s expense, shall execute proper instruments acknowledging the same), provided that the following conditions shall have been satisfied:

(i) the Issuer has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the Indenture with respect to the debt securities of such series;

(ii) the Issuer has delivered to the Trustee (A) either (x) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (B) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under any guarantees of debt securities, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(iv) if at such time the debt securities of such series are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v) the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and

(vi) if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made.

However, neither satisfaction and discharge of the Indenture nor legal defeasance will discharge the provisions of the Indenture with respect to: (a) rights of registration of transfer and exchange, and the Issuer’s right of optional redemption, if any, (b) the substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) the rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the Trustee under the Indenture and (e) the rights of the holders of such series as beneficiaries under the Indenture with respect to the property deposited with the Trustee payable to all or any of them.

Covenant Defeasance

In addition, the Issuer may elect to have its obligations released with respect to certain covenants in the Indenture, following which the Issuer will no longer be required to comply with any term, provision or condition set forth in, and the Indenture will no longer be in effect with respect to certain covenants, and certain events described above under “— Events of Default” shall be deemed not to be an Event of Default with respect to debt securities of any series, if:

(a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series and the Indenture with respect to the debt securities of such series, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series and the Indenture with respect to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of debt securities of such series and the Indenture with respect to the debt securities of such series;

(b) the Issuer has delivered to the Trustee (i) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under any guarantees or, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

(d) if at such time the debt securities of such series are listed on a national securities exchange, the Issuer has delivered to the Trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(e) the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance have been complied with; and

(f) if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee shall have been made.

Concerning the Trustee

Unless otherwise provided in a prospectus supplement, Wells Fargo Bank, National Association is the Trustee under each of the Indentures and is also the registrar and paying agent of the debt securities. The duties of the Trustee shall be as provided by the Trust Indenture Act, and as set forth in each Indenture.

The Trustee in its individual or any other capacity, may become the owner or pledgee of debt securities and may otherwise deal with us and our affiliates with the same rights it would have if it were not the Trustee.

Governing Law

The laws of the State of New York shall govern each of the Indentures and the debt securities, without regard to conflicts of law principles thereof.

Definitions

“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Original Issue Discount Securities” means debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions therefor in the Indenture.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any of our subsidiaries or (b) the financing of a project involving the development or expansion of its properties or those of any of our subsidiaries, as to which the oblige with respect to such indebtedness or obligation has no recourse to us or any of our subsidiaries, or any of our assets or those of any of our subsidiaries other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the provisions of the Indenture and thereafter shall mean or include each Person who is then a Trustee under the Indenture, and if at any time there is more than one such Person, “Trustee” as used with respect to the debt securities of any series shall mean the Trustee with respect to debt securities of that series.

“U.S. Government Obligations” means debt securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of debt securities or (ii) if the debt securities of a series are issuable from time to time, on a debt security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such debt security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such debt security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such debt security.

DESCRIPTION OF RIGHTS

We may issue rights under a purchase contract for the purchase or sale of equity securities issued by us, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless otherwise provided in a prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Verisk, any of the subsidiary registrants, the trustees, the warrant agents, the unit agents or any other agent of Verisk, agent of any of the subsidiary registrants, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, and/or the selling stockholders, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling stockholders, if applicable, to indemnification by us and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the Class A common stock, which is listed on the NASDAQ Global Select Market, and other than any re-opening of our Existing Notes, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus, from the Company’s Annual Report on Form 10-K filed on February 25, 2014, and the effectiveness of Verisk Analytics, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrants listed in this registration statement (collectively, the “Registrants” and each, a “Registrant”) in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$(1)
Printing	(1)
Legal fees and expenses (including Blue Sky fees)	(1)
Trustee fees	(1)
Rating Agency fees	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)

TOTAL	$(1)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r). These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Each of Verisk Analytics, Inc., Insurance Services Office, Inc., Xactware Solutions, Inc., ISO Services, Inc., ISO Claims Services, Inc., AIR Worldwide Corporation and Verisk Health, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Twelfth of Verisk Analytics Inc.’s Certificate of Incorporation and Article Thirteenth of Insurance Services Office, Inc.’s Certificate of Incorporation provide for indemnification by Verisk Analytics, Inc. and Insurance Services Office, Inc. of their respective directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The organizational documents for each of the other Registrants do not provide for such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Each of the Registrants’ organizational documents provide for such limitation of liability.

Each of the Registrants maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrants to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Any underwriting agreement the Registrants may enter into in connection with the sale of any securities registered hereunder may provide for indemnification of directors and officers of the Registrants by the underwriters against certain liabilities. To the extent that the Registrants enter into any such underwriting agreement, they will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this Registration Statement.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-152973), dated September 21, 2009

4.2	Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-152973), dated September 21, 2009

4.3	Senior Notes Indenture, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 6, 2011

4.4	First Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated April 6, 2011 (including the Form of 5.800% Senior Notes due 2021)

4.5	Second Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated December 8, 2011 (including the Form of 4.875% Senior Notes due 2019)

4.6	Third Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated September 12, 2012 (including the Form of 4.125% Senior Notes due 2022)

4.7	Form of Subordinated Notes Indenture, incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-173135), dated March 29, 2011

4.8	Form of Senior Note (for additional series of debt securities)*

4.9	Form of Subordinated Note*

4.10	Form of Purchase Contract*

4.11	Form of Warrant Agreement*

4.12	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of Ratio of Earnings to Combined Fixed Charges

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Trustee for the Senior Notes Indenture

25.2	Statement of Eligibility on Form T-1 of Trustee for the Subordinated Notes Indenture

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

VERISK ANALYTICS, INC.

By:	/s/ Scott G. Stephenson
	Name:	Scott G. Stephenson
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Scott G. Stephenson Scott G. Stephenson	President, Chief Executive Officer and Director (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Frank J. Coyne Frank J. Coyne	Chairman of the Board of Directors	March 28, 2014

/s/ J. Hyatt Brown	Director	March 28, 2014
J. Hyatt Brown

/s/ Glen A. Dell	Director	March 28, 2014
Glen A. Dell

/s/ Christopher M. Foskett	Director	March 28, 2014
Christopher M. Foskett

/s/ Constantine P. Iordanou	Director	March 28, 2014
Constantine P. Iordanou

Signature	Title	Date

/s/ John F. Lehman, Jr John F. Lehman, Jr	Director	March 28, 2014

/s/ Samuel G. Liss Samuel G. Liss	Director	March 28, 2014

/s/ Andrew G. Mills Andrew G. Mills	Director	March 28, 2014

/s/ Thomas F. Motamed	Director	March 28, 2014
Thomas F. Motamed

/s/ Therese M. Vaughan	Director	March 28, 2014
Therese M. Vaughan

/s/ David B. Wright David B. Wright	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

INSURANCE SERVICES OFFICE, INC.

By:	/s/ Scott G. Stephenson
	Name:	Scott G. Stephenson
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Scott G. Stephenson Scott G. Stephenson	President, Chief Executive Officer and Director (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Executive Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

XACTWARE SOLUTIONS, INC.

By:	/s/ James E. Loveland
	Name:	James E. Loveland
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James E. Loveland James E. Loveland	President and Chief Executive Officer (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Vice President (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

ISO SERVICES, INC.

By:	/s/ Scott G. Stephenson
	Name:	Scott G. Stephenson
	Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Scott G. Stephenson Scott G. Stephenson	President (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Vice President (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

ISO CLAIMS SERVICES, INC.

By:	/s/ Scott G. Stephenson
	Name:	Scott G. Stephenson
	Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Scott G. Stephenson Scott G. Stephenson	President (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Vice President (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

AIR WORLDWIDE CORPORATION

By:	/s/ S. Ming Lee
	Name:	S. Ming Lee
	Title:	President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ S. Ming Lee S. Ming Lee	President (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Vice President (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on March 28, 2014.

VERISK HEALTH, INC.

By:	/s/ Scott G. Stephenson
	Name:	Scott G. Stephenson
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Stephenson, Mark V. Anquillare, and Kenneth E. Thompson and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Scott G. Stephenson Scott G. Stephenson	Chief Executive Officer (principal executive officer)	March 28, 2014

/s/ Mark V. Anquillare Mark V. Anquillare	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 28, 2014

/s/ Kenneth E. Thompson Kenneth E. Thompson	Director	March 28, 2014

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-152973), dated September 21, 2009

4.2	Amended and Restated By-Laws, incorporated herein by reference to Exhibit 3.2 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-152973), dated September 21, 2009

4.3	Senior Notes Indenture, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated April 6, 2011

4.4	First Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated April 6, 2011 (including the Form of 5.800% Senior Notes due 2021)

4.5	Second Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated December 8, 2011 (including the Form of 4.875% Senior Notes due 2019)

4.6	Third Supplemental Indenture, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated September 12, 2012 (including the Form of 4.125% Senior Notes due 2022)

4.7	Form of Subordinated Notes Indenture, incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-173135), dated March 29, 2011

4.8	Form of Senior Note (for additional series of debt securities)*

4.9	Form of Subordinated Note*

4.10	Form of Purchase Contract*

4.11	Form of Warrant Agreement*

4.12	Form of Unit Agreement*

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Computation of Ratio of Earnings to Combined Fixed Charges

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends*

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of Trustee for the Senior Notes Indenture

25.2	Statement of Eligibility on Form T-1 of Trustee for the Subordinated Notes Indenture

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.